                                                                   Exhibit 10.19

                                LOAN AGREEMENT


     THIS LOAN AGREEMENT (this "Agreement") is made as of the 23rd day of December, 1998, by and between PROLOGIS TRUST, a Maryland real estate investment trust ("Borrower") and CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation ("Lender").

                                R E C I T A L S

     A. Simultaneously with the execution and delivery hereof, Lender has made or is making a loan (the "Loan") to Borrower. The Loan is evidenced by a Promissory Note of even date herewith in the stated original principal amount of $150,000,000 from Borrower, as maker, to Lender, as payee (the "Note");

     B. The Loan is secured, inter alia, by (i) that certain Deed to Secure Debt and Security Agreement (the "Georgia Security Deed") of even date herewith made by or on behalf of Borrower for the benefit of Lender encumbering with a first priority lien and security title on and security interest in certain real and personal properties located in the State of Georgia, which properties are more particularly described in the Georgia Security Deed (collectively, the "Georgia Property"); (ii) that certain Deed of Trust and Security Agreement (the "Texas Trust Deed") of even date herewith made by Borrower, et al., for the benefit of Lender encumbering with a first priority lien and security title on and security interest in certain real and personal properties located in the State of Texas, which properties are more particularly described in the Texas Trust Deed (collectively, the "Texas Property"); and (iii) that certain Mortgage and Security Agreement (the "Illinois Mortgage") of even date herewith made by Borrower for the benefit of Lender encumbering with a first priority lien and security title on and security interest in certain real and personal properties located in the State of Illinois, which properties are more particularly described in the Illinois Mortgage (collectively, the "Illinois Property"). The Georgia Security Deed, the Texas Trust Deed and the Illinois Mortgage, together with any replacement, substitute or additional security deeds, trust deeds or mortgages hereafter granted as security for repayment of the Loan and the other obligations of Borrower, as the same may be amended from time to time in writing, are sometimes referred to herein, collectively, as the "Deeds". The Georgia

Property, the Texas Property, and the Illinois Property, together with any substitute or additional collateral now or hereafter granted as security for the repayment of the Loan and the other obligations of Borrower, including, without limitation, now or hereafter granted by Borrower with respect thereto, are sometimes referred to herein collectively as the "Properties" or as the "Security". The Properties consist of the separate buildings identified by building name and location on Exhibit A attached hereto and by this reference made a part hereof, and the underlying land and personalty associated with each such building. For purposes hereof, each of such buildings, including all land and personalty associated therewith, is hereafter referred to as a "Property."

     C. The Loan is further secured, inter alia, by Assignments of Rents and Leases of even date herewith from Borrower, et al., to Lender relating to:
(i)the Georgia Property (the "Georgia Lease Assignment"), (ii) the Texas Property (the "Texas Lease Assignment"), and (iii) the Illinois Property (the "Illinois Lease Assignment"). The Georgia Lease Assignment, the Texas Lease Assignment, and the Illinois Lease Assignment, together with any amendments thereto and any replacement, substitute or additional assignments of rents or leases which may hereafter be granted as security for the Loan, are sometimes referred to herein individually as a "Lease Assignment" and collectively as the "Lease Assignments".

     D. This Agreement, the Note, the Deeds, the Lease Assignments and all other documents, instruments and agreements entered into by Borrower, whether now or hereafter entered into, which evidence, secure, or otherwise relate to the Loan, as the same may be amended or modified in writing from time to time, are collectively referred to herein as the "Loan Documents".

     E. The Properties, together with all rights and property granted under any of the Loan Documents, including, without limitation, any substitute or additional collateral hereafter granted as security for the Loan, are collectively referred to herein as the "Encumbered Property".

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

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          1. One Loan.  Notwithstanding that the Loan is secured by multiple
Deeds on various Properties, Borrower and Lender agree and acknowledge that the Loan constitutes one single loan and is and shall be secured in its entirety by all of the Encumbered Property, and in no event shall the Deeds and other Loan Documents securing the Loan be deemed to constitute individual mortgage loans relating to the Note individually. The parties agree that, upon the occurrence of an Event of Default (after expiration of applicable grace and cure periods) under the Note, the Deeds or any of the other Loan Documents, Lender may (but shall not be obligated to) proceed with any or all of the rights or remedies that it may have at law, in equity, or as otherwise provided under the Loan Documents in any order or priority against or with respect to any or all of the Encumbered Property as Lender may deem necessary or desirable. Borrower hereby waives, for itself, its successors, its assigns, any other party claiming by or through Borrower, and on behalf of any subsequent owner of any or all of the Encumbered Property, any rights or claims it or they may have to sever the Loan or the Encumbered Property, to marshaling of assets or to otherwise require Lender to realize on the collateral in any particular order or priority. Any provisions contained herein or in any of the Loan Documents which create or appear to create a relationship between (i) a portion of the indebtedness evidenced by the Note, and (ii) specific Deeds or specific Properties or other collateral under any of the other Loan Documents, including, without limitation, the provisions relating to a partial release of the Encumbered Property upon substitution of additional collateral, or the application of casualty insurance proceeds and condemnation awards pursuant to the provision herein below, shall be for the specific purposes set forth therein, and shall not be interpreted to imply that the Note and Deeds constitute several or separate mortgage loans.

          2. Substitution of Collateral. Not more than two (2) times during any calendar year during the term of the Loan, and only with Lender's written approval, Borrower shall have the right to have up to an aggregate of eight (8) Properties per calendar year released from the lien of the related Deed and Assignment and the other Loan Documents, by substituting new collateral (the "Substitute Property") for said released Properties in accordance with the following terms and conditions:

               (a) No Event of Default.   There shall be no existing Event of
          Default, or any condition, which with the passage of time, or giving of notice, or both, would constitute an Event of

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

     Default under the Loan Documents at the time of such release and substitution;

               (b) Lender's Expenses.    Borrower shall pay all costs and
          expenses incurred by Lender in evaluating any proposed release and substitution of collateral in accordance with the provisions of this
          Section 2, and all costs and expenses incurred by Lender in connection with such release and substitution of collateral, including, but not limited to, recording fees, title fees, survey charges, recording taxes, engineering and environmental costs and charges, and reasonable attorney's fees of Lender's staff and outside counsel, irrespective of whether such substitution and release of collateral actually occurs;

               (c) Additional Requirements.   The Substitute Property must, in
          Lender's sole reasonable judgment, satisfy the following terms and conditions:

                    (i) the value of the Substitute Property must equal or exceed the value of the Property(ies) to be released;

                    (ii) the Substitute Property must be improved with buildings similar to the Property(ies) to be released (including similar in use) and no less than 90% leased and occupied under leases acceptable to Lender as confirmed by tenant estoppels acceptable to Lender; and the Substitute Property must be located in one of the submarkets wherein the initial Properties are located and the number of Substitute Properties must be comparable to the number of Properties to be released;

                    (iii) the Encumbered Property (following the release of the Property(ies) to be released and substitution of the Substitute Property) must in the aggregate have a Loan-to-Value (as hereinafter defined) ratio of not more than the Loan to Value ratio immediately preceding such substitution, based on a then-current appraisal, as determined by Lender, as of the date of the substitution of the Substitute Property;

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

                    (iv) the Debt Service Coverage (as hereinafter defined) on the Loan (following the substitution of the Substitute Property), must equal or exceed the Debt Service Coverage immediately preceding such substitution;

                    (v) Borrower must submit to Lender an engineering report for the Substitute Property, acceptable to Lender;

                    (vi) Borrower must provide Lender with a current as-built survey for the Substitute Property, which survey must be acceptable to both Lender and the applicable title insurance company, must comply with Lender's then standard survey requirements, and must be certified to Lender and such title insurance company, such certification to be in form and substance satisfactory to Lender and the title insurance company;

                    (vii) Lender shall conduct, at Borrower's cost and expense, Phase I environmental audits or studies which meet ASTM E 1527 standards regarding the Substitute Property. The results of such audits or studies must be acceptable to Lender; and

                    (viii) Borrower shall execute and deliver to Lender and obtain for Lender, all documents and instruments as may be reasonably requested by Lender so that the Substitute Property becomes first priority security for the Loan, including, without limitation, amendments to the Loan Documents, new first priority deed to secure debt, deed of trust or mortgage, new title insurance policies or endorsements to Lender's existing title insurance policy(ies) relating to the Loan, estoppel certificates, subordination agreements, and legal opinions, all in form and substance satisfactory to Lender.

     Notwithstanding any of the foregoing to the contrary, Lender will have the right to reject the proposed Substitute Property if Lender determines, in the exercise of its reasonable judgment, that the proposed Substitute Property is not of comparable quality to the Property(ies) to be released.

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     For purposes of this Agreement, "Loan-to-Value", as of a date, is defined as the ratio of (a) the outstanding principal balance of the Loan, as of such date, to (b) the Fair Market Value of the Encumbered Property, as of such date.

     Whenever the "Fair Market Value" of the Encumbered Property is to be determined, as of a date, Borrower shall deliver a notice to Lender describing the event requiring such determination, which notice shall contain Borrower's proposed determination of Fair Market Value. Borrower and Lender shall then endeavor to agree on such Fair Market Value by written agreement. However, if no such agreement can be reached within fifteen (15) days after receipt by Lender of such notice of the event requiring such determination, then the issue shall be resolved by appraisal; and Lender and Borrower, jointly, shall promptly appoint an independent appraiser who shall hold the M.A.I. or S.R.E.A. designation and who shall have at least 10 years experience in appraising comparable properties. Borrower acknowledges that Lender may appoint as an appraiser an otherwise qualified appraiser who has previously performed appraisals on Lender's property at Lender's request (whether in connection with the Property(ies) or any other property owned or financed by Lender) and agrees and consents to such appraiser acting as the appraiser hereunder. At the time of the appointment of the appraiser, Lender shall advise the appraiser in writing (with a copy to Borrower), of the amount of the Fair Market Value proposed by Borrower (pursuant to the first sentence of this paragraph) as well as the amount proposed by Lender. The sole option and role of the appraiser shall be to select which of the two proposed Fair Market Values is closest to appraiser's determination of the Fair Market Value, and whichever of the two Fair Market Values the appraiser so selects shall be deemed to be the Fair Market Value for purposes of this provision. In making his determination, the appraiser will be asked to emphasize the discounted cash flow method of determining the Fair Market Value of the Encumbered Property. The fees of the appraiser shall be paid by Borrower.

     For purposes of this Agreement, "Debt Service Coverage" is defined as the ratio, as reasonably determined by Lender, of (a) Net Operating Income from the Encumbered Property for the applicable period of time to (b) Total Annual Debt Service. "Net Operating Income" is defined as gross income from operations of the Encumbered Property based upon the previous twelve (12)-month period from leases of space therein (to the extent Lender reasonably projects such income will continue for the immediately succeeding twelve (12) month period), subtracting therefrom all necessary and ordinary operating expenses applicable to the Encumbered Property for such period of time (both fixed and variable to the extent reasonably projected by Lender to continue for the next succeeding twelve (12) month period), including but not limited to, utilities, administrative, cleaning, landscaping, security, repairs and maintenance, permitted ground rent payments, if any, management fees, real estate and other taxes, assessments, and insurance, but excluding therefrom deductions for federal, state and other income taxes, debt service expense, depreciation or amortization of capital expenditures and other similar noncash items. Notwithstanding the foregoing, if Borrower proposes a Substitute Property which, due to the recent construction of the improvements on such Substitute Property, has been occupied by tenants, in whole or in part, at least six (6) months but less than twelve (12) months, then Net Operating Income for such Substitute Property shall be annualized in a manner reasonably satisfactory to Lender, based upon the actual number of months such Substitute Property has been occupied, in whole or in part. Gross income shall not be anticipated for any greater time period than that approved by generally accepted accounting principles nor shall ordinary operating expenses be prepaid. Documentation of Net Operating Income shall be certified by the chief financial officer of Borrower with detail satisfactory to Lender and shall be subject to the approval of Lender. "Total Annual Debt Service" shall mean the sum of (i) the annual required debt service payments (including principal and interest) on the Loan, plus (ii) the annual required debt service payments (including principal and interest) on all other indebtedness secured by a lien on all or part of the Encumbered Property for the applicable time period.

          3. Tax Escrow. Notwithstanding the requirement in Section 5 of the Deeds that an escrow be established for real estate taxes on the Encumbered Property, Lender agrees to waive this requirement so long as Borrower maintains an investment grade credit rating equal to BBB- or better given by Standard & Poor's Rating Service or the equivalent rating by Duff & Phelps and/or Moody's (the "Minimum Credit Rating").

          4. Permitted Transfer. Notwithstanding anything to the contrary contained in the Note, the Deeds or in any of the other Loan Documents, Borrower shall have the right to a one-time sale, transfer or assignment of the Encumbered Property (in whole, but not in part) to any party of equal qualification and creditworthiness to the Borrower, provided:

               (a) No Event of Default. There exists at the time of the transfer no Event of Default, nor any condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default under the Loan Documents;

               (b) Inspection of Property. A property inspection by Lender or Lender's designee shows that all reasonably necessary maintenance of the improvements on the Encumbered Property has been performed, and any damage or destruction affecting the Encumbered Property has been completed or repaired;

               (c) Qualified Real Estate Investor. The proposed transferee shall be a Qualified Real Estate Investor. For purposes of this provision, a "Qualified Real Estate Investor" is defined as any reputable corporation, partnership, limited liability company, joint venture, joint-stock company, trust or individual that meets Lender's then current underwriting guidelines, that is based in the United States of America, that is not the subject of any bankruptcy, reorganization or insolvency proceedings or any criminal charges or proceedings, and that shall not have been, at the time of transfer or prior thereto, a litigant, plaintiff or defendant in any suit brought against or by Lender. Lender agrees to be reasonable in the review of such qualifications;

               (d) Debt Service Coverage. The aggregate Debt Service Coverage on the Loan exceeds 1.70 times;

               (e) Real Estate Experience. The proposed transferee has specific related commercial real estate experience in the Metropolitan Statistical Area(s) where the Encumbered Property(ies) are located;

               (f) Management. The proposed transferee must (prior to the proposed transfer) own or manage a minimum of 10,000,000 square feet of industrial properties;

               (g) Prior Notice of Transfer. At least sixty (60) days prior to such a transfer Borrower must provide Lender with written notice of all of the material provisions of such transfer, including without limitation, the proposed date of transfer, the name, net worth, background and address of the proposed transferee, and the purchase price;

               (h) Assumption of Obligations. Lender shall be reasonably satisfied that the proposed transferee shall have assumed each and every obligation of Borrower under the Loan Documents and that such transfer shall not affect or impair Lender's security and rights under the Loan Documents;

               (i) Lender's Fee. The notice received under (g) above shall be accompanied by Borrower's payment to Lender of a non-refundable fee in the amount of one percent (1%) of the then outstanding principal balance of the Loan, in cash or certified check to be retained by Lender in order to induce Lender to allow the proposed transferee to assume the obligations of Borrower under the Loan Documents, and such fee (net of Lender's expenses referenced in Section 4(k) below) shall be returned to Borrower if Lender disapproves such transfer or if such transfer fails to be consummated for any other reason;

               (j) Loan to Value Ratio. The Loan-to-Value ratio of the Loan to the Encumbered Property must not exceed 60%; and

               (k) Lender's Expenses. Borrower shall pay all of Lender's costs and expenses associated with the transfer, including without limitation, reasonable attorneys' fees charged by Lender's staff counsel and special counsel.

     With respect to any transfer permitted hereunder or otherwise consented to by Lender, Borrower and the entity acquiring the interest in the Properties shall enter into any reasonable amendments to the Loan Documents reflecting such transfer, including, without limitation, an assignment and assumption of the Loan Documents and amendments to UCC financing statements. In addition, Lender may require appropriate title insurance endorsements reflecting such transfer.

          5. Approval of Leases. Notwithstanding the requirement in Section 22 of the Deeds regarding approval by Lender of leases affecting the Encumbered Property and the terms of any other Loan Documents (including the

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Lease Assignments), Lender agrees to waive its requirement to receive and approve all leases and sub-leases (and any amendments, modifications, renewals or extensions, assignments and subletting thereof), provided there is no Event of Default under any of the Loan Documents, and, provided further that the following requirements are met:

               (a) Maximum Term and Size. If the term of the lease (excluding any renewal or extension options) is no more than 10 years, then the lease covers an area no greater than 400,000 square feet of net rentable area; and if the term of the lease (excluding any renewal or extension options) is more than 10 years, then the lease covers an area no greater than 100,000 square feet of net rentable area;

               (b) Standard Form. The lease is written on a standard form of lease which Lender has previously approved in writing with no material changes;

               (c) Rental. The effective rent provided for over the lease term is consistent with the then current market effective rent of comparable space in competitive properties. The schedule of rent shall not decline over the lease term, including any extension. At Lender's option, an effective rent schedule shall be provided by Borrower annually for written approval by Lender;

               (d) No Ownership Interest. The lease does not (i) grant the tenant any purchase option or right of first refusal to purchase the property, (ii) grant the tenant any interest in the ownership of the Encumbered Property or portion thereof, or provide any incentives equivalent to such an ownership interest, or (iii) otherwise contain terms that would cause a material impairment of Lender's security;

               (e) Tenant Concessions. The lease does not provide for the payment for tenant improvement work or leasing commissions at any time other than prior to or at commencement of the lease;

               (f) Non-Affiliates. The lease shall be an arms length transaction and not be to Borrower, an affiliate of Borrower, or a creditor of Borrower (other than entities that may be trade

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          creditors of Borrower in the ordinary course of Borrower's business)
          (provided Borrower may execute any such lease to itself, its affiliate or its creditor so long as the leased space is less than 50,000 square feet), and Borrower shall not assign any portion of the rental to any third party;

               (g) Copies to Lender. Borrower provides certified copies of such lease documentation to Lender within ten (10) days after the execution of each such lease; and

               (h) Possession. The tenant is obligated to take possession immediately upon completion of any required improvements.

     Notwithstanding the foregoing, Borrower may enter into licenses or leases with service providers for the purpose of providing services to Borrower or to other tenants, without the prior approval of Lender, so long as each such license or lease (i) reflects an arms length transaction with an entity not affiliated with Borrower, and (ii) covers no more than 50,000 rentable square feet and is for a term of no more than 10 years (excluding renewals or extensions).

          6. Representations, Warranties and Covenants of Borrower. Borrower represents, warrants and covenants that as of the date hereof:

               (a) Existence and Power. Borrower is a trust duly created, validly existing and in good standing under the laws of the State of Maryland, and is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all trust powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where any such failure does not have and is not reasonably expected to cause a material adverse effect on Borrower.

               (b) Authorization; No Contravention. The execution, delivery and performance by Borrower of this Agreement, the Note and the other Loan Documents (i) are within the Borrower's trust powers, (ii) have been duly authorized by all necessary trust action, (iii) require no action by or in respect of or filing

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          with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the trust agreement of Borrower or of any material agreement, judgment, injunction, order, decree or other instrument binding upon Borrower, and (v) do not result in the creation or imposition of any lien on any asset of Borrower other than the liens created by the Loan Documents.

                (c) Binding Effect. This Agreement, the Note, and the other Loan Documents constitute valid and binding agreements of Borrower enforceable in accordance with their terms, provided that such enforceability is subject to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

               (d) No Litigation. There is no action, suit or proceeding pending, or to the knowledge of Borrower, threatened, against or affecting Borrower, before any court or arbitrator or any governmental body, agency or official which has caused or is reasonably expected to cause a material adverse effect on Borrower or which in any manner draws into question the validity of or is reasonably expected to impair the ability of Borrower to perform its obligations under, this Agreement, the Note, or any of the other Loan Documents.

               (e) Compliance with Laws; Payment of Taxes. To Borrower's knowledge, Borrower is in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where (i) such compliance is being contested in good faith through appropriate proceedings or (ii) any failure to comply does not have and is not reasonably expected to cause a material adverse effect on Borrower. There have been filed on behalf of Borrower, all Federal, state and local income, excise, property and other tax returns which are required to be filed by it and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower have been paid, except: (i) ad valorem taxes not due and payable; and (ii) other liabilities, if they are being contested in good faith and against which Borrower has set up appropriate reserves. The charges, accruals and reserves on the books of Borrower in respect of taxes or other governmental charges are, in the opinion of Borrower, adequate.

               (f) No Default. Borrower is not in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which has caused or is reasonably expected to cause a material adverse effect on Borrower.
          No Default or Event of Default has occurred and is continuing.

               (g) Full Disclosure. To Borrower's knowledge, all information heretofore furnished by Borrower to Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by Borrower to Lender will be, true, accurate and complete in all material respects.

               (h) Margin Stock. Borrower is not engaged principally, or as one of its important activities, in the business of purchasing or carrying any margin stock, and no part of the proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X of the Board of Governors of the Federal Reserve System.

               (i) Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loan under this
          Agreement: (i) Borrower will not (x) be "insolvent," within the meaning of such term as used in O.C.G.A. (S) 18-2-22 or as defined in
          (S) 101 of the "Bankruptcy Code", or Section 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (y) be unable to pay its debts generally as such debts become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA, or (z) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA; and (ii) the obligations of Borrower under the Loan Documents and with respect to the Loans will not be rendered avoidable under any Other Applicable Law. For purposes of this Section 6(i), "Bankruptcy Code" means Title 11 of the United States Code, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable state law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

               (j) Real Estate Investment Trust. Borrower is qualified under the Internal Revenue Code as a real estate investment trust.

               (k) Millennium Compliance. All computer systems used by Borrower will be capable of the following on December 31, 1999, as well as at all times after January 1, 2000:

                    (i) handling date information involving all and any dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part;

                    (ii) operating, accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance;

                    (iii) responding to and processing two digit year input without creating any ambiguity as to the century; and

                    (iv) storing and providing date input information without creating any ambiguity as to the century.

               (l) Consolidations, Mergers and Sales of Assets. Borrower will not consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other person or entity; provided, however, the foregoing shall not be deemed to prohibit mergers where (i) Borrower is the surviving entity and
          (ii) such surviving entity has a credit
          rating immediately following such merger no lower than the Minimum Credit Rating.

               (m) No Truck Terminal Facilities. To Borrower's knowledge, based upon the representations of its tenants, no tenant which leases space within any of the Properties operates a Truck Terminal as its main and primary business. "Truck Terminal" as used herein means the business of storing, servicing and maintaining commercial trucks in order to generate a profit directly from such activities.

          7. Disbursement of Loan; Co-Lender. An initial disbursement under the Loan in the amount of $66,000,000 has been made on the date hereof by Lender to Borrower (the "First Disbursement"). A second disbursement (the "Second Disbursement") in the amount of $84,000,000 will be made by Lender to Borrower on or before February 26, 1999 (the "Second Disbursement Deadline"), subject only to the following:

               (a) No Default. At the time of the second funding, there shall then exist no Event of Default, nor any condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default;

               (b) Representatives and Warranties True. At the time of the second funding, all representations and warranties of Borrower contained in any of the Loan Documents shall remain true and correct in all material respects as if remade by Borrower at the time of the second funding (as confirmed by a certificate of Borrower to be given to Lender at that time);

               (c) Additional Documents. Borrower shall execute and deliver to Lender or obtain for Lender, all documents and instruments as may be reasonably requested by Lender (including, without limitation, amendments to the Deeds and endorsements to Lender's title insurance policies), sufficient to assure Lender that the Second Disbursement is secured by the Deeds without any matters of title intervening since the date of this Agreement; and

               (d) Lender's Expenses. Borrower shall pay all of Lender's costs and expenses associated with the second funding including, without limitation, reasonable attorneys' fees charged by Lender's staff counsel and special counsel.

               (e) Environmental Site Assessments. Borrower shall provide Lender on or before February 10, 1999, with current Phase I environmental site assessments ("Phase I Assessments") for each of the Properties, in form and content acceptable to Lender reflecting a state of each of the Properties with regard to environmental matters acceptable to Lender. Should Borrower be unable to provide an acceptable Phase I Assessment as to any of the Properties, then (i) Borrower shall be entitled to provide as to any such non-qualifying Property(ies), Substitute Property(ies) meeting the requirements of
          Section 2 hereof, and failing that (ii) the amount of the Loan will be reduced (by first reducing the amount of the Second Disbursement) to the extent necessary so that the Loan to Value ratio for the Encumbered Property (excluding such non-qualifying Properties) is not greater than 60% (including a mandatory prepayment at par of a portion of the First Disbursement if the aggregate Fair Market Value of the Properties as to which satisfactory Phase I Assessments are provided is less than $110,000,000). Borrower's deadline for qualifying for the Second Disbursement is the Second Disbursement Deadline.

               (f) Asbuilt Surveys. Borrower shall obtain and deliver to Lender at least ten (10) days prior to the funding of the Second Disbursement, ALTA as-built surveys for the following thirteen (13)
          Properties:

                    .  Dallas Corporate Center Nos. 1-7, 9 and 10

                    . International Airport Industrial Center Nos. 8 and 9 (Atlanta)

                    .  Great Southwest Distribution Center No. 5 (Dallas)

                    .  Post Oak Business Center No. 15 (Chicago)

          Such as built surveys shall be in the form and content consistent with Lender's standard survey requirements and such surveys shall reflect no matters objectionable to Lender in its reasonable discretion.

     Borrower acknowledges that Lender has obtained a co-lender (the "Co-Lender") for 50% of the amount of the Loan. In no event shall Lender be liable for any failure or refusal of Co-Lender to fund its 50% share of the Second Disbursement. In the event Co-Lender fails or refuses to fund its share of the Second Disbursement on or before the Second Disbursement Deadline even though Borrower has met all conditions for such funding, Lender shall have the option, in its sole discretion, either (i) to decline to fund its 50% of the Second Disbursement, in which case the maximum Loan amount shall be reduced to $66,000,000 (less any reduction pursuant to Section 7(e) above resulting from non-qualifying Properties for which no Substitute Properties are provided) and Lender shall have no further obligation to disburse additional Loan proceeds, or
(ii) Lender may elect to fund its 50% of the Second Disbursement, in which case the maximum Loan amount shall be $108,000,000 (less any reduction pursuant to Section 7(e) above resulting from non-qualifying Properties for which no Substitute Properties are provided) and Lender shall have no further obligation to disburse additional Loan proceeds, or (iii) Lender may elect to extend the Second Disbursement Date for up to twenty (20) days to seek a new or additional Co-Lender and if at the end of such twenty (20) day period Lender has not succeeded in securing a new or additional Co-Lender such that the Second Disbursement can be fully funded on or before March 31, 1999, then Lender shall have the option in its sole discretion on or before March 31, 1999 to elect either clause (i) or clause (ii) above.

     In the event less than the full $150,000,000 is ultimately funded under the Loan due to the failure or refusal of the Co-Lender to fund its pro-rata share of the Second Disbursement even though Borrower has met all conditions for such funding, then (i) Borrower shall be entitled to have a pro-rata share of the collateral encumbered by the Deeds promptly released from the lien of the Loan Documents, and (ii) Lender shall promptly refund to Borrower a pro-rata portion of the $375,000 loan fee previously paid by Borrower to Lender. The pro-rata portion of the collateral to be released pursuant to the immediately preceding sentence shall be (i) as listed in Exhibit B attached hereto and by this reference made a part hereof, if the final total Loan amount funded is $66,000,000, (less any reduction pursuant to Section 7(e) above resulting from non-qualifying Properties for which no Substitute Properties are provided) or (ii) as listed in Exhibit C attached hereto and by this reference made a part hereof, if the final total Loan amount funded is $108,000,000 (less any reduction pursuant to Section 7(e) above resulting from non-qualifying Properties for which no Substitute Properties are provided).

          8. Lease Security Deposits. If at any time hereafter, Borrower fails to maintain a Minimum Credit Rating, then Borrower will promptly escrow with Lender or its agent, as additional security for the Loan, an amount from time to time, equal to the aggregate of all security deposits of tenants made to the landlord from time to time under leases affecting the Properties (except as to those leases, if any, as to which the tenants have provided Lender with a written waiver of any obligation to refund such deposits to such tenants unless Borrower has actually delivered such deposits to Lender).

          9.   Miscellaneous.

               (a) Loan Agreement Governs. To the extent that any conflict exists between any of the terms and provisions of this Agreement and any of the terms and provisions of the Note, the Deeds or any of the other Loan Documents, this Agreement shall control and supersede the terms and provisions of the Note, Deeds or other Loan Documents.

               (b) Event of Default. The term "Event of Default" as used herein shall have the meanings ascribed to that term in any of the Note, the Deeds and the other Loan Documents. This Agreement shall constitute a "Loan Document" under the Note and the Deeds.

               (c) Time of the Essence. Time is of the essence of this Agreement, and of each of the covenants, agreements and obligations hereunder.

               (d) Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute but one agreement.

               (e) Notices. Any notice, demand, request, statement or consent made hereunder shall be given in the same manner and with the same effect as provided in Section 43 of the Deeds.

               (f) Severability. If any provision of this Agreement shall be held invalid or unenforceable, the same shall not affect the validity of the remainder of this Agreement.

               (g) Captions. The captions in this instrument are inserted only as a matter of convenience and for reference, and shall not be deemed to be any part hereof.

               (h) Modifications. This Agreement may not be changed or terminated except in writing signed by the parties hereto. The provisions of this Agreement shall extend and be applicable to all renewals, extensions, amendments, modifications and consolidations of the Note, the Deeds or any of the other Loan Documents, and any and all references herein to the Loan Documents shall be deemed to include any such renewals, extensions, amendments, modifications and consolidations thereof.

               (i) Bind and Inure. The provisions of this Loan Agreement shall be binding upon Borrower and any subsequent owner or owners of any or all of the Encumbered Property or assignee of Borrower's interests under any or all of the Note or other Loan Documents, and upon Lender and any assignee of Lender's interests under any or all of the Note or the other Loan Documents, and upon their respective heirs, successors and assigns.

               (j) Governing Law. This Agreement shall be construed and applied in accordance with the laws of the State of Georgia, without regard to its conflicts of law principles.

               (k) Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

               (l) Waiver of Jury Trial; Consent to Jurisdiction. Borrower (a) irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submits to the nonexclusive personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Note and the other Loan Documents,
          (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Note or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 8(e) hereof for the giving of notice to Borrower. Nothing herein contained, however, shall prevent the Lender from bringing any action or exercising any rights against any security and against Borrower personally, and against any assets of Borrower, within any other state or jurisdiction.

               (m) Rights of Co-Lenders and Co-Investors. To the extent any portion of the Loan is funded, directly or indirectly, by Lender's co-lenders or co-investors, such co-lenders or co-investors shall be entitled to the benefits afforded to Lender under the Loan Documents, as if such co-lenders or co-investors were named as lenders in the Loan Documents.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the date first written above.

                             BORROWER:

                             PROLOGIS TRUST, a Maryland real estate
                             investment trust

                                 /s/ John W. Seiple, Jr.
                             By: _________________________________
                                 John W. Seiple, Jr.
                                 Managing Director


                                               [TRUST SEAL]

                              LENDER:

                              CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                              By: CIGNA Investments, Inc., its authorized signatory

                                         /s/ Michael J. Riccio
                                    By:  _______________________
                                         Michael J. Riccio
                                         Vice President